UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2018

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2018, SG Blocks, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As further described in Item 5.07 below, at the Annual Meeting, the stockholders approved Amendment No. 1 (the “Amendment”) to the SG Blocks, Inc. Stock Incentive Plan (as amended, the “Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares.

A copy of the Amendment, as proposed at the Annual Meeting, was included as Appendix A to the Company’s proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on April 19, 2018. The terms and conditions of the Plan and information pertaining to certain participants in the Plan are described in detail in the Proxy Statement.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Neal Kaufman was not nominated for re-election at the Annual Meeting and, therefore, effective as of the Annual Meeting, he completed his term of office as a director of the Company. Mr. Kaufman’s decision not to stand for re-election as a director was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and the Board of Directors expressed its gratitude for his service. In connection with Mr. Kaufman’s stepping down from his director role, the size of the Board of Directors was reduced to seven directors effective immediately after the Annual Meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2018, the Company held its Annual Meeting, at which there were 3,077,746 shares of common stock present, in person or by proxy, representing approximately 72.2% of the 4,260,041 shares of common stock issued and outstanding and entitled to vote at such meeting.

At the Annual Meeting, the Company’s stockholders: (1) elected Paul M. Galvin, Balan R. Ayyar, Yaniv Blumenfeld, Sean McAvoy, Christopher Melton, A. Richard Moore, Jr. and Mahesh S. Shetty to serve as directors of the Company, until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; (2) approved Amendment No. 1 to the SG Blocks, Inc. Stock Incentive Plan; (3) ratified the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for fiscal year 2018; (4) approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers; and (5) approved, on an advisory, non-binding basis, an annual frequency for the advisory vote on the compensation of the Company’s named executive officers.

The voting results for each proposal were as follows:

Proposal No. 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Paul M. Galvin	1,697,844	30,333	1,349,569
Balan R. Ayyar	1,704,007	24,170	1,349,569
Yaniv Blumenfeld	1,724,311	3,866	1,349,569
Sean McAvoy	1,697,834	30,343	1,349,569
Christopher Melton	1,703,007	25,170	1,349,569
A. Richard Moore, Jr.	1,700,731	27,446	1,349,569
Mahesh S. Shetty	1,698,844	29,333	1,349,569

       Following the Annual Meeting and Mr. Kaufman’s stepping down from the Board, the committees of the Board of Directors were reconstituted as follows: Audit Committee: Christopher Melton (chair), Yaniv Blumenfeld and A. Richard Moore, Jr.; and Compensation Committee: A. Richard Moore, Jr. (chair), Balan R. Ayyar and Christopher Melton. Each committee member satisfies the independence requirements of the Nasdaq listing standards and all other applicable rules and regulations.

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Proposal No. 2 – Approval of Amendment No. 1 to the SG Blocks, Inc. Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
1,556,276	128,755	43,146	1,349,569

Proposal No. 3 – Ratification of the Appointment of Whitley Penn LLP

For	Against	Abstain
3,067,382	5,994	4,370

There were no broker non-votes on this proposal.

Proposal No. 4 – Advisory Approval of Executive Compensation

For	Against	Abstain	Broker Non-Votes
1,629,003	26,115	73,059	1,349,569

Proposal No. 5 – Advisory Vote on the Frequency of the Vote on Executive Compensation

One Year Frequency	Two Year Frequency	Three Year Frequency	Abstain	Broker Non-Votes
1,684,491	2,063	39,943	1,680	1,349,569

In light of the outcome of the stockholder vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, the Company’s Board of Directors has determined to hold the advisory vote on the compensation of the Company’s named executive officers on an annual basis, until the next required vote on the frequency of such votes. Accordingly, the next stockholder advisory vote on executive compensation is expected to be held at the Company’s 2019 annual meeting of stockholders. The next advisory vote on the frequency of future advisory votes on executive compensation is required to occur no later than the Company’s 2024 annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Amendment No. 1 to the SG Blocks, Inc. Stock Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2018

SG Blocks, Inc.

By:	/s/ Mahesh Shetty
Mahesh Shetty
President and Chief Financial Officer

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